Expedia Group Reports Third Quarter 2025 Results

Exceeded guidance with 12% bookings and 9% revenue growth y/y; expanded Adj. EBITDA margins
Room nights up 11% y/y, driven by B2B and B2C strength in the U.S.
Repurchased $451 million of shares in the quarter; declares dividend of $0.40 per share
Increases full year guidance

SEATTLE, WA – November 6, 2025 – Expedia Group, Inc. (NASDAQ: EXPE) announced financial results today for the third quarter ended September 30, 2025.

Third Quarter Highlights (All comparisons year-over-year)
•Booked room nights grew 11%, driven by the fastest U.S. growth in three years and continued international strength.
•Total gross bookings grew 12%, driven by a 26% increase in B2B; B2C gross bookings grew 7%.
•Lodging gross bookings grew 13%; hotel bookings increased 15%, driven by B2B and Expedia.
•Revenue grew 9%, driven by B2B, which grew 18%.
•Third quarter GAAP net income increased 40% while Adjusted net income grew 19%. Adjusted EBITDA increased 16% with 208 basis points of margin expansion, and Adjusted EBIT grew 27% with 373 basis points of margin expansion.
•Diluted GAAP EPS increased 45% while Adjusted EPS grew 23%.
•Repurchased approximately 2.3 million shares for $451 million in the third quarter and 7.9 million shares for $1.4 billion for the nine months of 2025.
•Paid quarterly dividend of $0.40 per share on September 18, 2025 and declared quarterly dividend of $0.40 per share on November 6, 2025.

“Our strong third quarter results exceeded both our top and bottom-line expectations, reflecting an improved demand environment, disciplined execution and tangible progress on our strategic priorities,” said Ariane Gorin, CEO of Expedia Group. “Notably, we grew room nights in the U.S. at the fastest pace in over three years, delivered our 17th consecutive quarter of double-digit growth in B2B—up 26%—and grew consumer bookings by 7%. We’re confident that our strategy and the reinforcing power of our two-sided marketplace will continue to drive greater value for both travelers and partners, and growth for our business."

Financial Summary & Operating Metrics (In millions except per share amounts)

	Expedia Group, Inc.
Metric	Q3 2025	Q3 2024	Δ Y/Y
Booked room nights	108.2	97.4	11%
Gross bookings	$30,727	$27,498	12%
Revenue	$4,412	$4,060	9%
Operating income	$1,036	$762	36%
Net income attributable to Expedia Group, Inc.	$959	$684	40%
Diluted earnings per share	$7.33	$5.04	45%
Adjusted EBITDA*	$1,449	$1,250	16%
Adjusted EBIT*	$1,134	$892	27%
Adjusted net income*	$962	$809	19%
Adjusted EPS*	$7.57	$6.13	23%
Net cash provided by operating activities	$(497)	$(1,493)	(67)%
Free cash flow*	$(686)	$(1,687)	(59)%
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release.

Business Outlook

	Fiscal Year 2025		Q4 2025
Metric	Previous Guidance	Current Guidance
Gross bookings	3-5%	7%	6-8%
Revenue	3-5%	6-7%	6-8%
Adjusted EBITDA margin expansion**	1%	2%	2%
** A reconciliation for the Adjusted EBITDA margin expansion forecast is not provided because we cannot, without unreasonable effort, predict certain items, including but not limited to, foreign exchange rate gains or losses and minority investment gains or losses, and are unable to address the probable significance of the unavailable information.

Quarterly Dividend
Expedia Group’s Executive Committee, acting on behalf of its Board of Directors, has declared a quarterly cash dividend of $0.40 per share of outstanding common stock, payable on December 11, 2025 to stockholders of record as of the close of business on November 19, 2025.

Conference Call
Expedia Group will webcast a conference call to discuss third quarter 2025 financial results and certain forward-looking information on Thursday, November 6, 2025 at 1:30 p.m. Pacific Time (PT). The webcast will be open to the public and available via ir.expediagroup.com. Expedia Group expects to maintain access to the webcast on the IR website for approximately twelve months subsequent to the initial broadcast.

About Expedia Group
Expedia Group, Inc. brands power travel for everyone, everywhere through our global platform. Driven by the core belief that travel is a force for good, Expedia Group™ helps people experience the world in new ways and build lasting connections.

Expedia Group’s three flagship consumer brands are Expedia®, Hotels.com®, and Vrbo®. Its B2B arm, Private Label Solutions, delivers industry-leading technology solutions to fuel partner growth and success, while facilitating memorable experiences for travelers. Expedia Group Advertising helps partners extend their reach and connect with travelers across its travel sites and a broad range of offsite channels through its travel media network.

© 2025 Expedia, Inc., an Expedia Group company. All rights reserved. Expedia Group and the Expedia Group logo are trademarks of Expedia, Inc. CST: 2029030-50.

Contacts
Investor Relations                    Communications
ir@expediagroup.com                    press@expediagroup.com

Expedia Group, Inc.
Trended Metrics
(All figures in millions, except ADR booked)

The metrics below are intended to supplement the financial statements in this release and in our filings with the SEC, and do not include adjustments for one-time items, acquisitions, foreign exchange or other adjustments. The definition or methodology of any of our supplemental metrics are subject to change, and such changes could be material. We may also discontinue certain supplemental metrics as our business evolves over time. In the event of any discrepancy between any supplemental metric and our historical financial statements, you should rely on the information included in the financial statements filed with or furnished to the SEC.

	2023				2024				2025			Y/Y
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Growth
Operating metrics
Booked room nights	94.5	89.7	89.3	77.4	101.2	98.9	97.4	86.4	107.7	105.5	108.2	11%
Average Daily Rate ("ADR") Booked	$222.7	$213.8	$207.3	$197.0	$216.5	$209.8	$205.5	$198.5	$213.9	$209.3	$209.8	2%
Booked air tickets	14.0	13.6	12.8	11.4	14.2	14.5	13.8	12.6	14.8	15.0	14.4	5%

Gross bookings by business model
Agency	$13,425	$12,370	$10,927	$9,439	$13,301	$12,578	$11,379	$10,376	$13,239	$12,376	$11,875	4%
Merchant	15,976	14,951	14,758	12,233	16,863	16,259	16,119	14,046	18,212	18,033	18,852	17%
Total	$29,401	$27,321	$25,685	$21,672	$30,164	$28,837	$27,498	$24,422	$31,451	$30,409	$30,727	12%

Gross bookings by product
Lodging	$21,055	$19,167	$18,513	$15,253	$21,903	$20,749	$20,027	$17,152	$23,032	$22,073	$22,705	13%
Non-lodging	8,346	8,154	7,172	6,419	8,261	8,088	7,471	7,270	8,419	8,336	8,022	7%
Total	$29,401	$27,321	$25,685	$21,672	$30,164	$28,837	$27,498	$24,422	$31,451	$30,409	$30,727	12%

Revenue by product
Lodging	$2,029	$2,698	$3,233	$2,304	$2,228	$2,862	$3,317	$2,543	$2,289	$3,040	$3,604	9%
Air	113	111	100	86	115	111	104	98	107	105	101	(4)%
Advertising & Media - EG(1)	99	119	125	140	145	152	167	175	174	182	194	16%
Advertising & Media - trivago(1)	76	82	115	65	70	77	102	66	85	98	137	34%
Other(2)	348	348	356	292	331	356	370	302	333	361	376	2%
Total	$2,665	$3,358	$3,929	$2,887	$2,889	$3,558	$4,060	$3,184	$2,988	$3,786	$4,412	9%

Revenue by geography
U.S. points of sale	$1,748	$2,172	$2,440	$1,787	$1,793	$2,246	$2,435	$1,898	$1,831	$2,303	$2,537	4%
Non-U.S. points of sale	917	1,186	1,489	1,100	1,096	1,312	1,625	1,286	1,157	1,483	1,875	15%
Total	$2,665	$3,358	$3,929	$2,887	$2,889	$3,558	$4,060	$3,184	$2,988	$3,786	$4,412	9%

(1) Our Advertising & Media business consists of Expedia Group ("EG") Advertising, which is responsible for generating advertising revenue on our global online travel brands, and third-party revenue for trivago, a leading hotel metasearch site.
(2) Other revenue primarily includes insurance, car rental, destination services and cruise revenue.

Notes:
•All trivago revenue is classified as Non-U.S. point of sale.
•Some numbers may not add due to rounding. All percentages throughout this release are calculated on precise, unrounded numbers.

Expedia Group, Inc. Segment P&L
(All figures in millions)

								y/y growth
By Segment	Q1-24	Q2-24	Q3-24	Q4-24	Q1-25	Q2-25	Q3-25	Q3-25

Gross bookings	$30,164	$28,837	$27,498	$24,422	$31,451	$30,409	$30,727	12%
B2C	$22,397	$21,290	$20,026	$17,436	$22,615	$21,565	$21,343	7%
B2B	$7,767	$7,547	$7,472	$6,986	$8,836	$8,844	$9,384	26%

Revenue	$2,889	$3,558	$4,060	$3,184	$2,988	$3,786	$4,412	9%
B2C	$1,986	$2,432	$2,780	$2,076	$1,956	$2,479	$2,883	4%
B2B	$833	$1,049	$1,178	$1,042	$947	$1,209	$1,392	18%
Other (1)	$70	$77	$102	$66	$85	$98	$137	34%

Revenue margin (2)	9.6%	12.3%	14.8%	13.0%	9.5%	12.4%	14.4%	(41) bps

Adjusted cost of revenue (3)	$356	$358	$385	$332	$354	$373	$373	(3)%
% Revenue	12.3%	10.1%	9.5%	10.4%	11.9%	9.8%	8.4%	(104) bps
B2C	$312	$326	$359	$299	$312	$340	$347	(3)%
% B2C revenue	15.7%	13.5%	12.9%	14.4%	16.0%	13.7%	12.0%	(87) bps
B2B	$39	$27	$21	$30	$38	$28	$18	(12)%
% B2B revenue	4.7%	2.6%	1.8%	2.9%	4.0%	2.3%	1.3%	(46) bps
Other (1)	$5	$5	$5	$3	$4	$5	$8	34%

Selling and marketing - direct	$1,650	$1,793	$1,855	$1,548	$1,757	$1,920	$1,976	7%
% Gross bookings	5.5%	6.2%	6.7%	6.3%	5.6%	6.3%	6.4%	(31) bps
B2C	$1,096	$1,101	$1,072	$888	$1,115	$1,092	$1,032	(4)%
% B2C gross bookings	4.9%	5.2%	5.4%	5.1%	4.9%	5.1%	4.8%	(52) bps
B2B	$501	$637	$721	$630	$577	$752	$855	19%
Other (1)	$53	$55	$62	$30	$65	$76	$89	43%

Other segment items (4)	$628	$621	$570	$661	$581	$585	$614	7%
% Revenue	21.7%	17.5%	14.1%	20.8%	19.4%	15.5%	13.9%	(15) bps
B2C	$363	$351	$321	$352	$312	$319	$330	3%
% B2C revenue	18.2%	14.4%	11.5%	17.0%	16.0%	12.8%	11.4%	(13) bps
B2B	$121	$122	$98	$127	$116	$98	$117	19%
% B2B revenue	14.4%	11.6%	8.3%	12.3%	12.3%	8.2%	8.4%	4 bps
Other (1)	$144	$148	$151	$182	$153	$168	$167	11%

Adjusted EBITDA (3)	$255	$786	$1,250	$643	$296	$908	$1,449	16%
% Margin	8.8%	22.1%	30.8%	20.2%	9.9%	24.0%	32.9%	208 bps
B2C	$215	$654	$1,028	$537	$217	$728	$1,174	14%
% Margin	10.9%	26.8%	37.0%	25.9%	11.1%	29.4%	40.7%	375 bps
B2B	$172	$263	$338	$255	$216	$331	$402	19%
% Margin	20.6%	25.1%	28.7%	24.5%	22.8%	27.3%	28.9%	12 bps
Other (1)	$(132)	$(131)	$(116)	$(149)	$(137)	$(151)	$(127)	8%
(1) Other is comprised of trivago, corporate and intercompany eliminations.
(2) Revenue margin is defined as revenue as a percentage of gross bookings.
(3) See the sections below titled “Non-GAAP Measures” and "Tabular Reconciliations for Non-GAAP Measures” for additional information, including reconciliations to the most directly comparable GAAP measures.
(4) Other segment items include total adjusted overhead expenses (see section below titled “Tabular Reconciliations for Non-GAAP Measures – Adjusted Expenses”), as well as the realized foreign currency gains or losses related to the forward contracts hedging a component of our net merchant lodging revenue for our B2C and B2B segments.
Notes: Some numbers may not add due to rounding. All percentages throughout this release are calculated on precise, unrounded numbers.

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Revenue	$4,412	$4,060	$11,186	$10,507
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	376	388	1,110	1,108
Selling and marketing - direct	1,976	1,855	5,653	5,298
Selling and marketing - indirect (1)	211	197	623	580
Technology and content (1)	310	320	955	992
General and administrative (1)	186	229	563	595
Depreciation and amortization	225	211	667	626
Impairment of intangible assets	—	33	—	33
Legal reserves, occupancy tax and other	86	59	88	100
Restructuring and related reorganization charges (1)	6	6	76	72
Operating income	1,036	762	1,451	1,103
Other income (expense):
Interest income	69	67	197	185
Interest expense	(62)	(61)	(178)	(184)
Other, net	88	106	(133)	103
Total other income (expense), net	95	112	(114)	104
Income before income taxes	1,131	874	1,337	1,207
Provision for income taxes	(167)	(190)	(248)	(284)
Net income	964	684	1,089	923
Net (income) loss attributable to non-controlling interests	(5)	—	—	12
Net income attributable to Expedia Group, Inc.	$959	$684	$1,089	$935

Earnings per share attributable to Expedia Group, Inc. available to common stockholders:
Basic	$7.76	$5.28	$8.63	$7.07
Diluted	7.33	5.04	8.18	6.75
Shares used in computing earnings per share (000's):
Basic	123,699	129,758	126,246	132,393
Diluted	131,014	135,732	133,188	138,655

(1) Includes stock-based compensation as follows:
Cost of revenue	$3	$3	$10	$9
Selling and marketing	20	19	63	61
Technology and content	34	40	111	120
General and administrative	33	85	106	167
Restructuring and related reorganization charges	—	—	3	8

EXPEDIA GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except number of shares which are reflected in thousands and par value)

	September 30, 2025	December 31, 2024	September 30, 2024
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,826	$4,183	$4,722
Restricted cash and cash equivalents	1,436	1,391	1,324
Short-term investments	344	300	196
Accounts receivable, net of allowance of $74, $55 and $60	4,482	3,213	3,764
Income taxes receivable	40	39	68
Prepaid expenses and other current assets	722	689	758
Total current assets	12,850	9,815	10,832
Property and equipment, net	2,472	2,413	2,400
Operating lease right-of-use assets	302	305	334
Long-term investments and other assets	1,416	1,698	1,527
Deferred income taxes	397	496	514
Intangible assets, net	797	817	947
Goodwill	6,874	6,844	6,851
TOTAL ASSETS	$25,108	$22,388	$23,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, merchant	$2,082	$2,031	$1,980
Accounts payable, other	1,133	1,039	1,178
Deferred merchant bookings	11,140	8,517	9,413
Deferred revenue	164	164	173
Income taxes payable	63	51	114
Accrued expenses and other current liabilities	932	766	887
Current maturities of long-term debt	1,748	1,043	1,042
Total current liabilities	17,262	13,611	14,787
Long-term debt, excluding current maturities	4,468	5,223	5,221
Deferred income taxes	21	19	34
Operating lease liabilities	262	265	291
Other long-term liabilities	502	471	506
Commitments and contingencies
Stockholders’ equity:
Common stock: $.0001 par value; Authorized shares: 1,600,000	—	—	—
Shares issued: 290,577, 287,509 and 286,437; Shares outstanding: 117,514, 123,271 and 123,316
Class B common stock: $.0001 par value; Authorized shares: 400,000	—	—	—
Shares issued: 12,800; Shares outstanding: 5,523
Additional paid-in capital	16,449	16,043	15,890
Treasury stock - Common stock and Class B, at cost; Shares 180,339, 171,515 and 170,397	(16,458)	(14,856)	(14,677)
Retained earnings (deficit)	1,540	602	303
Accumulated other comprehensive income (loss)	(194)	(232)	(194)
Total Expedia Group, Inc. stockholders’ equity	1,337	1,557	1,322
Non-redeemable non-controlling interests	1,256	1,242	1,244
Total stockholders’ equity	2,593	2,799	2,566
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,108	$22,388	$23,405

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended September 30,
	2025	2024
Operating activities:
Net income	$1,089	$923
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	635	582
Amortization of intangible assets	32	44
Impairment of intangible assets	—	33
Amortization of stock-based compensation	293	365
Deferred income taxes	102	66
Foreign exchange (gain) loss on cash, restricted cash and short-term investments, net	(118)	—
Realized gain on foreign currency forwards, net	(163)	(21)
(Gain) loss on minority equity investments, net	125	(121)
Other, net	36	69
Changes in operating assets and liabilities:
Accounts receivable	(1,289)	(1,007)
Prepaid expenses and other assets	(28)	(19)
Accounts payable, merchant	50	(61)
Accounts payable, other, accrued expenses and other liabilities	234	235
Tax payable/receivable, net	9	109
Deferred merchant bookings	2,569	1,690
Net cash provided by operating activities	3,576	2,887
Investing activities:
Capital expenditures, including internal-use software and website development	(585)	(565)
Purchases of investments	(518)	(405)
Sales and maturities of investments	616	43
Other, net	155	26
Net cash used in investing activities	(332)	(901)
Financing activities:
Proceeds from issuance of long-term debt, net of issuance costs	985	—
Payment of long-term debt	(1,044)	—
Purchases of treasury stock	(1,603)	(1,641)
Payment of dividends to stockholders	(151)	—
Proceeds from exercise of equity awards and employee stock purchase plan	50	77
Other, net	16	(26)
Net cash used in financing activities	(1,747)	(1,590)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	191	(11)
Net increase in cash, cash equivalents and restricted cash and cash equivalents	1,688	385
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	5,574	5,661
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$7,262	$6,046
Supplemental cash flow information
Cash paid for interest	$211	$197
Income tax payments, net	135	97

Notes & Definitions:

Booked Room Nights: Represents booked hotel room nights and property nights for our B2C reportable segment and booked hotel room nights for our B2B reportable segment. Booked hotel room nights include both merchant and agency hotel room nights. Property nights are related to our alternative accommodation business.

Average Daily Rate (ADR) Booked: Represents the average paid rate per booked room night, calculated as total lodging gross bookings divided by room nights booked.

Booked Air Tickets: Includes both merchant and agency air bookings.

Gross Bookings: Generally represent the total retail value of transactions booked, recorded at the time of booking reflecting the total price due for travel by travelers, including taxes, fees and other charges, adjusted for cancellations and refunds.

Lodging Metrics: Reported on a booked basis except for revenue, which is on a stayed basis. Lodging consists of both merchant and agency model hotel and alternative accommodations.

B2C: The B2C segment provides a full range of travel and advertising services to our worldwide customers through a variety of consumer brands including: Expedia, Hotels.com, Vrbo, Orbitz, Travelocity, Wotif Group, ebookers, Hotwire.com, and CarRentals.com.

B2B: The B2B segment fuels a wide range of travel and non-travel companies including airlines, offline travel agents, online retailers, corporate travel management and financial institutions, who leverage our leading travel technology and tap into our diverse supply to augment their offerings and market Expedia Group rates and availabilities to their travelers.

trivago: The trivago segment generates advertising revenue primarily from sending referrals to online travel companies and travel service providers from its localized hotel metasearch websites.

Corporate: Includes unallocated corporate expenses.

Non-GAAP Measures

Expedia Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT, Adjusted EBIT Margin, Leverage Ratio, Adjusted Net Income (Loss), Adjusted EPS, Free Cash Flow and Adjusted Expenses (non-GAAP cost of revenue, non-GAAP selling and marketing, non-GAAP technology and content and non-GAAP general and administrative), all of which are supplemental measures to GAAP and are defined by the SEC as non-GAAP financial measures. These measures are among the primary metrics by which management evaluates the performance of the business and on which internal budgets are based. Management believes that investors should have access to the same set of tools that management uses to analyze our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS have certain limitations in that they do not take into account the impact of certain expenses to our consolidated statements of operations. We endeavor to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures. Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income (Loss) and Adjusted EPS also exclude certain items related to transactional tax matters, which may ultimately be settled in cash. We urge investors to review the detailed disclosure regarding these matters in the Management Discussion and Analysis and Legal Proceedings sections, as well as the notes to the financial statements, included in the Company's annual and quarterly reports filed with the Securities and Exchange Commission. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization) is defined as net income (loss) attributable to Expedia Group adjusted for:
(1) net income (loss) attributable to non-controlling interests;
(2) provision for income taxes;
(3) total other expenses, net;
(4) stock-based compensation expense, including compensation expense related to certain subsidiary equity plans;
(5) acquisition-related impacts, including
(i) amortization of intangible assets and goodwill and intangible asset impairment,
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements;
(iii) upfront consideration paid to settle employee compensation plans of the acquiree; and
(iv) related transaction fees;
(6) certain other items, including restructuring;
(7) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g. hotel and excise taxes), related to court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings;
(8) that portion of gains (losses) on revenue hedging activities that are included in other, net that relate to revenue recognized in the period; and
(9) depreciation.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA is a useful measure for analysts and investors to evaluate our future on-going performance as this measure allows a more meaningful comparison of our performance and projected cash earnings with our historical results from prior periods and to the results of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. In addition, we believe that by excluding certain items, such as stock-based compensation and acquisition-related impacts, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

Adjusted EBIT (Adjusted Earnings Before Interest & Taxes) is defined as net income (loss) attributable to Expedia Group adjusted for:
(1) net income (loss) attributable to non-controlling interests;
(2) provision for income taxes;
(3) total other expenses, net;
(4) acquisition-related impacts, including
(i) goodwill and intangible asset impairment,
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements;
(iii) upfront consideration paid to settle employee compensation plans of the acquiree; and
(iv) related transaction fees;
(5) certain other items, including restructuring;
(6) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g. hotel and excise taxes), related to court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings; and
(7) that portion of gains (losses) on revenue hedging activities that are included in other, net that relate to revenue recognized in the period.
The above items are excluded from our Adjusted EBIT measure because the amount and timing of these items is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBIT is a useful measure for analysts and investors to evaluate our future on-going performance as this measure allows a more comprehensive comparison of our performance with our historical results from prior periods and to the results of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and it allows investors to gain an understanding of the factors and trends affecting profitability, including the ongoing costs to operating our business, which we believe are inclusive of non-cash items such as stock-based compensation.

Trailing Twelve Month Financial Information
Expedia Group includes certain unaudited financial information for the trailing twelve months ("TTM") ended September 30, 2025, which is calculated as the nine months ended September 30, 2025 plus the year ended December 31, 2024 less the nine months ended September 30, 2024. This presentation is not in accordance with GAAP. However, we believe that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results.

Adjusted Net Income (Loss) generally captures all items on the statements of operations that occur in normal course operations and have been, or ultimately will be, settled in cash and is defined as net income (loss) attributable to Expedia Group plus the following items, net of tax(a):
(1) stock-based compensation expense, including compensation expense related to equity plans of certain subsidiaries and equity-method investments;
(2) acquisition-related impacts, including;
(i) amortization of intangible assets, including as part of equity-method investments, and goodwill and intangible asset impairment;
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements;
(iii) upfront consideration paid to settle employee compensation plans of the acquiree; and
(iv) gains (losses) recognized on non-controlling investment basis adjustments when we acquire or lose controlling interests;
(3) currency gains or losses on U.S. dollar denominated cash;
(4) the changes in fair value of equity investments;
(5) certain other items, including restructuring charges;
(6) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g., hotel occupancy and excise taxes), related court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings, including as part of equity method investments;
(7) discontinued operations;

(8) the non-controlling interest impact of the aforementioned adjustment items; and
(9) unrealized gains (losses) on revenue hedging activities that are included in other, net.
Adjusted Net Income (Loss) includes preferred share dividends. We believe Adjusted Net Income (Loss) is useful to investors because it represents Expedia Group's combined results, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses and items not directly tied to the core operations of our businesses.

(a) We use a long-term projected tax rate in the calculation of Adjusted Net Income as we believe this tax rate provides better consistency across reporting periods and produces results that are reflective of Expedia Group’s long-term effective tax rate. This long-term projected tax rate is a total tax rate, and eliminates the effects of non-recurring and period-specific income tax items which can vary in size and frequency. We apply this tax rate to pretax income, as adjusted commensurate with our Adjusted Net Income definition. In 2024 and through the second quarter of 2025 we applied a 21.5% long-term projected tax rate to compute Adjusted Net Income. We adjusted our long-term projected tax rate to 20.0% to consider the net effect of U.S. tax law enacted in the third quarter of 2025.

Adjusted EPS is defined as Adjusted Net Income (Loss) divided by adjusted weighted average shares outstanding, which, when applicable, include dilution from our convertible debt instruments per the treasury stock method for Adjusted EPS. The treasury stock method assumes we would elect to settle the principal amount of the debt for cash and the conversion premium for shares. If the conversion prices for such instruments exceed our average stock price for the period, the instruments generally would have no impact to adjusted weighted average shares outstanding. This differs from the GAAP method for dilution from our convertible debt instruments, which include them on an if-converted method. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, Expedia Group's consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, taxes, foreign exchange gains or losses, and minority interest, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. Adjusted Net Income (Loss) and Adjusted EPS have similar limitations as Adjusted EBITDA. In addition, Adjusted Net Income (Loss) does not include all items that affect our net income (loss) and net income (loss) per share for the period. Therefore, we think it is important to evaluate these measures along with our consolidated statements of operations.

Free Cash Flow is defined as net cash flow provided by operating activities less capital expenditures. Management believes Free Cash Flow is useful to investors because it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate Free Cash Flow along with the consolidated statements of cash flows.

Adjusted Expenses (cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses) exclude stock-based compensation related to expenses for stock options, restricted stock units and other equity compensation under applicable stock-based compensation accounting standards. Expedia Group excludes stock-based compensation from these measures primarily because they are non-cash expenses that we do not believe are necessarily reflective of our ongoing cash operating expenses and cash operating income. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting applicable stock-based compensation accounting standards, management believes that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing management with an important tool for financial operational decision making and for evaluating our own recurring core business operating results over different periods of time. There are certain limitations in using financial measures that do not take into account stock-based compensation, including the fact that stock-based compensation is a recurring expense and a valued part of employees' compensation. Therefore, it is important to evaluate both our GAAP and non-GAAP measures. See the Notes to the Consolidated Statements of Operations for stock-based compensation by line item.

Expedia Group, Inc. (excluding trivago). In order to provide increased transparency on the transaction-based component of the business, Expedia Group is reporting results both in total and excluding trivago.

Tabular Reconciliations for Non-GAAP Measures
Adjusted EBITDA by Segment(1)

	Three months ended September 30, 2025
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$1,045	$341	$15	$(365)	$1,036
Realized gain (loss) on revenue hedges	(6)	12	—	—	6
Restructuring and related reorganization charges, excluding stock-based compensation	—	—	—	6	6
Legal reserves, occupancy tax and other	—	—	—	86	86
Stock-based compensation	—	—	—	90	90
Amortization of intangible assets	—	—	—	10	10
Depreciation	135	49	2	29	215
Adjusted EBITDA(1)	$1,174	$402	$17	$(144)	$1,449

	Three months ended September 30, 2024
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$879	$285	$13	$(415)	$762
Realized gain (loss) on revenue hedges	16	16	—	—	32
Restructuring and related reorganization charges, excluding stock-based compensation	—	—	—	6	6
Legal reserves, occupancy tax and other	—	—	—	59	59
Stock-based compensation	—	—	—	147	147
Amortization of intangible assets	—	—	—	14	14
Depreciation	133	37	1	26	197
Impairment of intangible assets	—	—	—	33	33
Adjusted EBITDA(1)	$1,028	$338	$14	$(130)	$1,250
(1) Adjusted EBITDA for our B2C and B2B segments includes allocations of certain expenses, primarily cost of revenue and facilities, the total costs of our global travel supply organizations, the majority of product and technology costs, and the realized foreign currency gains or losses related to the forward contracts hedging a component of our net merchant lodging revenue. We base the allocations primarily on transaction volumes and other usage metrics. We do not allocate certain shared expenses such as accounting, human resources, certain information technology and legal to our reportable segments. We include these expenses in Corporate and Eliminations. Our allocation methodology is periodically evaluated and may change.

Adjusted EBIT and Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,		Year Ended December 31,	TTM September 30,
	2025	2024	2025	2024	2024	2025
	($ in millions)
Net income attributable to Expedia Group, Inc.	$959	$684	$1,089	$935	$1,234	$1,388
Net income (loss) attributable to non-controlling interests	5	—	—	(12)	(10)	2
Provision for income taxes	167	190	248	284	318	282
Total other (income) expense, net	(95)	(112)	114	(104)	(223)	(5)
Operating income	1,036	762	1,451	1,103	1,319	1,667
Gain (loss) on revenue hedges related to revenue recognized	6	32	81	—	(18)	63
Restructuring and related reorganization charges, including stock-based compensation	6	6	76	72	80	84
Legal reserves, occupancy tax and other	86	59	88	100	118	106
Impairment of intangible assets	—	33	—	33	147	114
Adjusted EBIT	1,134	892	1,696	1,308	1,646	2,034
Stock-based compensation, excluding restructuring and related reorganization charges	90	147	290	357	450	383
Depreciation and amortization	225	211	667	626	838	879
Adjusted EBITDA	$1,449	$1,250	$2,653	$2,291	$2,934	$3,296
Net income margin(1)	21.8%	16.9%	9.7%	8.9%	9.0%	9.7%
Adjusted EBIT margin(1)	25.7%	22.0%	15.2%	12.4%	12.0%	14.2%
Adjusted EBITDA margin(1)	32.9%	30.8%	23.7%	21.8%	21.4%	22.9%

Long-term debt, including current maturities						$6,216
Long-term debt to net income ratio						4.5

Long-term debt, including current maturities						$6,216
Unamortized discounts and debt issuance costs						34
Adjusted debt						$6,250
Leverage ratio(2)						1.9

(1) Net income, Adjusted EBIT and Adjusted EBITDA margins represent net income (loss) attributable to Expedia Group, Inc., Adjusted EBIT or Adjusted EBITDA divided by revenue.
(2) Leverage ratio represents adjusted debt divided by TTM Adjusted EBITDA.

Adjusted Net Income (Loss) & Adjusted EPS

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(In millions, except share and per share data)
Net income attributable to Expedia Group, Inc.	$959	$684	$1,089	$935
Less: Net loss attributable to non-controlling interests	(5)	—	—	12
Less: Provision for income taxes	(167)	(190)	(248)	(284)
Income before income taxes	1,131	874	1,337	1,207
Amortization of intangible assets	10	14	32	44
Stock-based compensation	90	147	293	365
Legal reserves, occupancy tax and other	86	59	88	100
Restructuring and related reorganization charges, excluding stock-based compensation	6	6	73	64
Impairment of intangible assets	—	33	—	33
Unrealized (gain) loss on revenue hedges	22	(13)	26	(16)
(Gain) loss on minority equity investments, net	(133)	(74)	125	(121)
Loss on debt extinguishment	—	—	1	—
TripAdvisor tax indemnification adjustment	—	—	—	(6)
Gain on sale of businesses and cost investments	—	(2)	(3)	(5)
Noncontrolling investment basis adjustment	(4)	—	(4)	—
Adjusted income before income taxes	1,208	1,044	1,968	1,665

GAAP Provision for income taxes	(167)	(190)	(248)	(284)
Provision for income taxes for adjustments	(74)	(34)	(157)	(74)
Total Adjusted provision for income taxes	(241)	(224)	(405)	(358)
Total Adjusted income tax rate	20.0%	21.5%	20.6%	21.5%

Non-controlling interests	(5)	(11)	(2)	—
Adjusted net income attributable to Expedia Group, Inc.	$962	$809	$1,561	$1,307

GAAP diluted earnings per share	$7.33	$5.04	$8.18	$6.75
Amortization of intangible assets	0.08	0.10	0.24	0.33
Stock-based compensation	0.71	1.11	2.27	2.71
Legal reserves, occupancy tax and other	0.67	0.45	0.68	0.74
Restructuring and related reorganization charges	0.05	0.04	0.57	0.48
Impairment of intangible assets	—	0.25	—	0.25
Unrealized (gain) loss on revenue hedges	0.17	(0.10)	0.20	(0.12)
(Gain) loss on minority equity investments, net	(1.05)	(0.56)	0.96	(0.90)
Loss on debt extinguishment	—	—	0.01	—
TripAdvisor tax indemnification adjustment	—	—	—	(0.05)
Gain on sale of businesses and cost investments	—	(0.01)	(0.02)	(0.04)
Noncontrolling investment basis adjustment	(0.03)	—	(0.03)	—
Income tax effects and adjustments	(0.59)	(0.26)	(1.22)	(0.55)
Non-controlling interests	—	(0.08)	(0.01)	(0.09)
Adjustment to GAAP dilutive securities (1)	0.23	0.15	0.25	0.20
Adjusted earnings per share(2)	$7.57	$6.13	$12.08	$9.70

GAAP diluted weighted average shares outstanding (000's)	131,014	135,732	133,188	138,655
Adjustment to dilutive securities (000's)(1)	(3,942)	(3,921)	(3,933)	(3,921)
Adjusted weighted average shares outstanding (000's) (2)	127,072	131,811	129,255	134,734

Ex-trivago Adjusted Net Income and Adjusted EPS
Adjusted net income attributable to Expedia Group, Inc.	$962	$809	$1,561	$1,307
Less: Adjusted net income (loss) attributable to trivago	9	—	1	(1)
Adjusted net income excluding trivago	$953	$809	$1,560	$1,308

Adjusted earnings per share	$7.57	$6.13	$12.08	$9.70
Less: Adjusted loss per share attributable to trivago	0.07	—	0.01	(0.01)
Adjusted earnings per share excluding trivago(2)	$7.50	$6.13	$12.07	$9.71
(1) In periods for which we have Adjusted net income, the GAAP diluted average shares and diluted earnings (loss) per share is presented adjusted for our convertible debt instruments per the treasury stock method.
(2) Share and per share numbers may not add due to rounding.

Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(In millions)
Net cash provided by operating activities	$(497)	$(1,493)	$3,576	$2,887
Less: Total capital expenditures	(189)	(194)	(585)	(565)
Free cash flow	$(686)	$(1,687)	$2,991	$2,322

Adjusted Expenses (Cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(In millions)
Cost of revenue	$376	$388	$1,110	$1,108
Less: stock-based compensation	3	3	10	9
Adjusted cost of revenue	$373	$385	$1,100	$1,099
Less: trivago cost of revenue(1)	6	5	14	13
Adjusted cost of revenue excluding trivago	$367	$380	$1,086	$1,086

Selling and marketing - direct	$1,976	$1,855	$5,653	$5,298
Less: trivago selling and marketing - direct(2)	89	62	230	169
Adjusted selling and marketing excluding trivago - direct	$1,887	$1,793	$5,423	$5,129

Selling and marketing - indirect	$211	$197	623	580
Less: stock-based compensation	20	19	63	61
Adjusted selling and marketing - indirect	$191	$178	$560	$519
Less: trivago selling and marketing - indirect(1)	3	3	9	8
Adjusted selling and marketing excluding trivago - indirect	$188	$175	$551	$511

Technology and content	$310	$320	$955	$992
Less: stock-based compensation	34	40	111	120
Adjusted technology and content	$276	$280	$844	$872
Less: trivago technology and content(1)	13	11	38	35
Adjusted technology and content excluding trivago	$263	$269	$806	$837

General and administrative	$186	$229	$563	$595
Less: stock-based compensation	33	85	106	167
Adjusted general and administrative	$153	$144	$457	$428
Less: trivago general and administrative(1)	9	6	23	23
Adjusted general and administrative excluding trivago	$144	$138	$434	$405

Total adjusted overhead expenses(3)	$620	$602	$1,861	$1,819

Note: Some numbers may not add due to rounding.
(1) trivago amounts presented without stock-based compensation as those are included with the consolidated totals above.
(2) Selling and marketing expense adjusted to add back B2C direct marketing spend on trivago eliminated in consolidation.
(3) Total adjusted overhead expenses is the sum of adjusted expenses for Selling and marketing - indirect, Technology and content, and General and administrative.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements are based on assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “believe,” “estimate,” “expect” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to our outlook, expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future gross bookings; revenues; expenses; margins and margin expansion, including EBITDA margin expansion; profitability; net income (loss); earnings per share and other measures of results of operations and the prospects for future growth of Expedia Group’s business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others:
•intense competition from online travel agencies, suppliers, search engines, and emerging AI-powered platforms;
•declines or disruptions in the travel industry from economic conditions, geopolitical events, or public health issues;
•dependence on relationships with travel suppliers and other B2B partners;
•liquidity constraints and limited access to capital markets;
•substantial indebtedness and covenant restrictions;
•dependence on search engines and changes to search algorithms or traffic acquisition costs;
•costs of maintaining brand awareness and marketing effectiveness;
•payment processing risks, fraud, and third-party payment provider dependencies;
•reliance on third-party business partners and service providers;
•challenges in international operations and regulatory compliance;
•risks from acquisitions, investments, divestitures, and commercial arrangements;
•ability to retain and attract qualified personnel and key executives;
•execution risks from strategic initiatives and operational transformations;
•counterparty risks and foreign exchange exposure;
•regulatory risks in alternative accommodations and evolving legal requirements;
•tax law changes and interpretation uncertainties;
•litigation and unfavorable legal outcomes;
•intellectual property protection and infringement risks;
•technology system failures, cybersecurity breaches, and data protection compliance;
•privacy regulation compliance across multiple jurisdictions;
•concentrated voting control and potential conflicts of interest;
•ESG-related costs, risks, and stakeholder expectations;
•climate change impacts on travel and operations; and
•stock price volatility.
For more information about risks and uncertainties associated with Expedia Group’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q, which are available on our investor relations website at ir.expediagroup.com and on the SEC website at www.sec.gov. All information provided in this release is as of November 6, 2025. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in Expedia Group’s expectations unless required by law.